UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2007
CORNERSTONE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1175427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5319 Highway 153, Chattanooga, Tennessee		37343
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(423) 385-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 19, 2007, the board of directors of the registrant authorized a stock repurchase program. The program calls for a repurchase of up to 150,000 shares of the registrant’s outstanding common stock. Based on Security Bank’s current outstanding shares of 6.5 million, the repurchase program represents 2.3% of total shares outstanding and will be funded through internal cash and borrowings at the holding company level. The repurchases will be made from time to time by the company in the open market as conditions allow and the repurchase plan will be open for one year unless shortened or extended by the board of directors. The number, price and timing of the repurchases will be at the company’s sole discretion and the program may be re-evaluated periodically, depending on market conditions, liquidity needs and other factors.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated October 19, 2007 announcing the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.
(Registrant)
Date: October 19, 2007
	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and CFO